EXHIBIT 21.1
SUBSIDIARIES OF KREIDO BIOFUELS, INC.
Kreido Laboratories, a California corporation
Kreido Chicago, LLC, a Delaware limited liability company
Kreido Wilmington, LLC, a Delaware limited liability company